Exhibit 24.1

GENERAL DYNAMICS CORPORATION

POWER OF ATTORNEY

REGARDING CERTAIN FORM S-8 REGISTRATION STATEMENTS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation (the “Corporation”), hereby constitute and appoint each of NICHOLAS D. CHABRAJA, L. HUGH REDD and DAVID A. SAVNER as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, or other appropriate Form, and any and all amendments thereto (including, without limitation, any post-effective amendments thereto), for the purpose of registering under the Securities Act of 1933 an indeterminate amount of interests in certain new 401(k) plans of the Corporation, in particular the plans referred to as the SSIP 4.5 and the SSIP 5.0, and to file the same, with all exhibits thereto, including this power of attorney, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully as to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 6th day of December, 2006.

/s/ NICHOLAS D. CHABRAJA Nicholas D. Chabraja	/s/ PAUL G. KAMINSKI Paul G. Kaminski

/s/ JAMES S. CROWN	/s/ JOHN M. KEANE
James S. Crown	John M. Keane

/s/ WILLIAM P. FRICKS	/s/ DEBORAH J. LUCAS
William P. Fricks	Deborah J. Lucas

/s/ CHARLES H. GOODMAN	/s/ LESTER L. LYLES
Charles H. Goodman	Lester L. Lyles

/s/ JAY L. JOHNSON	/s/ CARL E. MUNDY, JR.
Jay L. Johnson	Carl E. Mundy, Jr.

/s/ GEORGE A. JOULWAN	/s/ ROBERT WALMSLEY
George A. Joulwan	Robert Walmsley